SIXTH AMENDMENT TO THE SECTION 382 RIGHTS AGREEMENT by and among CENTRUS ENERGY CORP., COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. THIS SIXTH AMENDMENT TO THE SECTION 382 RIGHTS AGREEMENT (this “Sixth Amendment”) is made and entered into as of May 28, 2024, by and among Centrus Energy Corp., a Delaware corporation (the “Company”), Computershare Trust Company, N.A. and Computershare Inc. (together, the “Rights Agent”). WHEREAS, the Company and the Rights Agent entered into a Section 382 Rights Agreement dated as of April 6, 2016, which was subsequently amended pursuant to (i) a First Amendment to the Section 382 Rights Agreement dated as of February 14, 2017, (ii) a Second Amendment to the Section 382 Rights Agreement dated as of April 3, 2019, (iii) a Third Amendment to the Section 382 Rights Agreement dated as of April 13, 2020, (iv) a Fourth Amendment to the Section 382 Rights Agreement dated as of June 16, 2021 and (v) a Fifth Amendment to the Section 382 Rights Agreement dated as of June 20, 2023 (as amended, the “Agreement”); WHEREAS, Section 26 of the Agreement provides, among other things, that, prior to the Distribution Date (as defined in the Agreement) the Company and the Rights Agent may from time to time supplement or amend the Agreement in any respect without the approval of any holders of Rights (as defined in the Agreement); WHEREAS, no Distribution Date has occurred on or prior to the date hereof; WHEREAS, the Board of Directors of the Company (the “Board”) has determined it is in the best interests of the Company and its stockholders to amend the Agreement as set forth herein; and WHEREAS, the Board has authorized and approved this Sixth Amendment. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to amend the Agreement as follows and directs the Rights Agent to execute this Sixth Amendment: 1. Definition of Beneficial Owner, Beneficially Owned and Beneficial Ownership. The definitions of “Beneficial Owner”, “beneficially owned” and “Beneficial Ownership” set forth in Section 1 of the Agreement are hereby deleted and replaced with the following: “A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”, and shall be deemed to have “Beneficial Ownership” of, any securities: (a) which such Person would be deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 or the Treasury Regulations), including through or by reason of or by participation in any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent ownership of such securities would be attributed to such Persons under Section 382 and the Treasury Regulations);

(b) which such Person is deemed to “beneficially own” within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement, including pursuant to any contract, arrangement, understanding or relationship, but only if the effect of such contract, arrangement, understanding or relationship is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, or to have Beneficial Ownership of, any Common Shares by virtue of owning securities or other interests (including rights, options or warrants) that are convertible or exchangeable into, or exercisable for, such Common Shares, except to the extent that upon the acquisition or transfer of such securities or other interests, such securities or other interests would be treated as exercised under Section 1.382-4(d) or other applicable sections of the Treasury Regulations; or (c) which such Person Beneficially Owns (within the meaning of the preceding subsections of this definition), directly or indirectly, by any other Person with which such Person has any agreement, arrangement or understanding with respect to such securities (written or oral and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed under this clause (c) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any security if (A) such agreement, arrangement or understanding (written or oral) with respect to such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of Common Shares of the Company in connection with a Proper Stockholder Solicitation and pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) the beneficial ownership of such security is not also then reportable on Schedule 13D or 13G under the Exchange Act (or any comparable or successor report). Notwithstanding the foregoing, nothing contained in this definition shall cause a Person to be deemed the “Beneficial Owner” of, or to “beneficially own”, or to have “Beneficial Ownership” of, securities (A) if the Person is ordinarily engaged in business as an underwriter of securities and has acquired such securities in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company until the expiration of 40 calendar days (or such later date as the Board may determine in any specific case) after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of 40 calendar days (or such later date as the Board may determine in any specific case), or (B) if such Person is a “clearing agency” (as defined in Section 3(a)(23) of the Exchange Act) and has acquired such securities solely as a result of such status. Notwithstanding anything in this Rights Agreement to the contrary, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, or to have Beneficial Ownership of, any Common Shares by virtue of owning shares of Class B Common Stock.” 2. Derivative Interests. Section 1 of the Agreement is hereby amended to remove the definition of the term “Derivative Interests”. 3. Certification of Compliance. The undersigned representative of the Company hereby certifies that he is the duly elected and qualified Senior Vice President, Chief Financial Officer and Treasurer of the Company and that this Sixth Amendment to the Agreement is in compliance with the terms of Section 26 of the Agreement. 4. Miscellaneous. This Sixth Amendment is effective as of the date first set forth above. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. This Sixth Amendment may be executed in any number of counterparts; each such counterpart shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same instrument. A signature to this Sixth Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Except as modified hereby, the Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Agreement, as modified hereby. * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the date first written above. CENTRUS ENERGY CORP. By: /s/ Kevin J. Harrill Name: Kevin J. Harrill Title: Senior Vice President, Chief Financial Officer, and Treasurer COMPUTERSHARE TRUST COMPANY, N.A. By: /s/ Patrick Hayes Name: Patrick Hayes Title: Manager, Client Management COMPUTERSHARE INC. By: /s/ Patrick Hayes Name: Patrick Hayes Title: Manager, Client Management